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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 2, 2001, included in Sanmina Corporation's Form 8-K filed May 14, 2001 and to all references to our firm included in this registration statement. Our report dated October 20, 2000 included in Sanmina Corporation's Form 10-K for the year ended September 30, 2000 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.



                                 ARTHUR ANDERSEN LLP


                                 /s/ ARTHUR ANDERSEN LLP


San Jose, California
September 24, 2000